Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3, (No. 333-138255 and 333-145582) and Form S-8 (No. 333-60525, 333-51704, 333-53786 and 333-143967) of Amedisys, Inc. of our reports dated June 22, 2007 and August 1, 2005 relating to the financial statements of TLC Health Care Services, Inc. which appear in the Current Report on
Form 8-K/A of Amedisys, Inc. dated May 20, 2008.

/s/ PricewaterhouseCoopers LLP

Melville, New York

May 20, 2008